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                                                                    EXHIBIT 24.2


                                POWER OF ATTORNEY


        We, the undersigned officers and directors of ACC Acquisition LLC (hereinafter "the Company"), hereby severally constitute Everett R. Dobson, Bruce R. Knooihuizen and Ronald L. Ripley, and each of them, severally, our true and lawful attorneys-in-fact, will full power to them and each of them to sign for us, and in our names as officers or directors, or both, of the Company, a Registration Statement on Form S-4 and any and all amendments thereto (include post-effective amendments), granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.


           /s/ Everett R. Dobson                 President and Chief Executive Officer           April 20, 2001
--------------------------------------------     (Principal Executive Officer) and
             Everett R. Dobson                   Manager

          /s/ Bruce R. Knooihuizen               Treasurer Chief Financial Officer               April 20, 2001
--------------------------------------------     (Principal Financial Officer) and
            Bruce R. Knooihuizen                 Manager

             /s/ Trent LeForce                   Corporate Controller (Principal                 April 20, 2001
--------------------------------------------     Accounting Officer)
               Trent LeForce

            /s/ Joseph E. Stumpf
--------------------------------------------     Vice President and Manager                      April 20, 2001
              Joseph E. Stumpf


--------------------------------------------     Vice President and Manager                      April __, 2001
                Tamara A. Bramel